-----------------------------------------------------------------------------------------------
                                                DELAWARE                  5.00%         credit

           Issue                                        Issue
       Ages 80 &                                    Ages 81 &
           Under                                         Over
                      Trail                                         Trail
                      ------------------------                      --------------------------
                         During                                         During
            Upfront   SC period     Thereafter           Upfront     SC period     Thereafter
            ----------------------------------------------------------------------------------
Trail
Commission
Option
A           5.00%       0.00%        0.00%               3.00%         0.00%         0.00%
B           4.25%       0.25%        0.25%               2.75%         0.20%         0.25%
C           3.75%       0.00%        1.25%               2.50%         0.00%         1.25%
D           3.00%       0.50%        0.50%               2.00%         0.40%         0.50%
E           1.00%       1.00%        1.00%               0.75%         0.80%         1.00%